   As Filed with the Securities and Exchange Commission on September 29, 2000
                                                   Registration No. 333-[      ]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549

                               ----------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------
                             Metris Companies Inc.
             (Exact name of registrant as specified in its charter)

                               ----------------
              Delaware                                 41-1849591
   (State or other jurisdiction of                  (I.R.S. Employer
   incorporation or organization)                  Identification No.)

                            10900 Wayzata Boulevard
                              Minnetonka, MN 55305
                                 (952) 525-5020
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               ----------------
                            Lorraine E. Waller, Esq.
                     Senior Vice President, General Counsel
                             Metris Companies Inc.
                            10900 Wayzata Boulevard
                              Minnetonka, MN 55305
                                 (952) 525-5020
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ----------------
                                    Copy To:
                            Richard G. Clemens, Esq.
                                Sidley & Austin
                                 Bank One Plaza
                            10 South Dearborn Street
                            Chicago, Illinois 60603

                               ----------------
   Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                                                        Proposed
                                          Proposed      Maximum
 Title of Each Class of     Amount        Maximum      Aggregate    Amount of
    Securities to be         to be     Offering Price   Offering   Registration
       Registered        Registered(1)  Per Unit(2)     Price(2)       Fee
-------------------------------------------------------------------------------
Debt Securities(3)......
Warrants to Purchase
 Debt Securities(4).....
Common Stock, $.01 par
 value(5)...............
Warrants to Purchase
 Common Stock(4)........ $250,000,000       100%      $250,000,000   $66,000
Preferred Stock, $.01
 par value(5)...........
Depositary Shares(5)....
Currency Warrants.......
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

(1) Such indeterminate number or amount of debt securities, warrants to purchase debt securities, common stock, warrants to purchase common stock, preferred stock, depositary shares and currency warrants as may from time to time be issued at indeterminate prices. The amount registered is in U.S. dollars or the equivalent thereof in foreign currency or currency units.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act. The aggregate public offering price of the securities registered hereby (including the exercise price of any securities issuable upon exercise of those securities) will not exceed $250,000,000 in U.S. dollars or the equivalent thereof in foreign currency or currency units.
(3) Debt securities may be issued at an original issue discount.
(4) Warrants to purchase debt securities may be offered and sold separately or together with other debt securities. Warrants to purchase common stock may be offered and sold separately or together with debt securities or shares of common stock.
(5) Also includes such indeterminate number of shares of common stock and preferred stock as may be issued upon conversion or exchange of any debt securities or preferred stock that provide for conversion into or exchange for other securities. No separate consideration will be received for the common stock or preferred stock issuable upon such conversion or exchange.

                               ----------------

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

   Pursuant to Rule 429 under the Securities Act, this registration statement contains a combined prospectus that also relates to $750,000,000 maximum aggregate offering price of debt securities, common stock and preferred stock previously registered pursuant to a registration statement filed by Metris Companies Inc. on Form S-3 (File No. 333-60973), under which no securities have been issued. The filing fee of $221,500 associated with such securities was previously paid with that registration statement.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                SUBJECT TO COMPLETION, DATED SEPTEMBER 29, 2000

PROSPECTUS

                                 $1,000,000,000

                             Metris Companies Inc.

 Debt Securities, Debt Warrants, Common Stock, Common Stock Warrants, Preferred
                 Stock, Depositary Shares and Currency Warrants

                                  -----------

  Metris Companies Inc. intends to offer at one or more times the following securities with a total offering price not to exceed $1,000,000,000:

  . debt securities;

  . warrants to purchase debt securities (debt warrants);

  . shares of our common stock;

  . warrants to purchase shares of our common stock (common stock warrants);

  . shares of our preferred stock, which may be represented by depositary shares; and

  . warrants to receive from us the cash value in U.S. dollars of the right to purchase or sell foreign currency or currency units to be designated by us at the time of the offering (currency warrants).

  We will describe the terms of these securities in supplements to this prospectus. You should read both the prospectus and the supplements carefully before you invest.

  Our common stock is listed on the New York Stock Exchange under the symbol "MXT."

                                  -----------

  This prospectus may be used to offer and sell these securities only if accompanied by a prospectus supplement.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               [         ], 2000

                               Table of Contents

About this Prospectus.....................................................   2
Where You Can Find More Information.......................................   2
Metris Companies Inc......................................................   4
Use of Proceeds...........................................................   4
Ratios of Earnings to Fixed Charges and Earnings to Fixed Charges and
 Preferred Stock Dividends................................................   4
Description of Debt Securities............................................   5
Description of Debt Warrants..............................................  14

Description of Common Stock and Preferred Stock.............................  15
Description of Depositary Shares............................................  17
Description of Common Stock Warrants........................................  20
Description of Currency Warrants............................................  21
Plan of Distribution........................................................  22
Legal Matters...............................................................  23
Experts.....................................................................  23

                             About this Prospectus

   This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission ("SEC") utilizing a "shelf" registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings with a total offering price not to exceed $1,000,000,000. This prospectus provides you with a general description of the securities. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities being sold in that offering. The prospectus supplement may also add, update or change information in this prospectus. Please carefully read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

   We are not offering the securities in any state where the offer is not permitted.

   You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of each of those documents.

                      Where You Can Find More Information

   We file annual, quarterly and special reports and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public over the Internet on the SEC's web site at http://www.sec.gov. Our common stock is listed on the New York Stock Exchange, and you may inspect copies of any documents we file with the SEC at the offices of The New York Stock Exchange, Inc., 20 Broad Street, New York, NY 10005.

   The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to previously filed documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents we filed with the SEC (file number 1-12351) and any future filings that we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we or any underwriters sell all of the securities:

 .  Our Annual Report on Form 10-K for the year ended December 31, 1999;

 .  Our Quarterly Reports on Form 10-Q for the quarters ended March 31 and June
   30, 2000; and

 .  The description of our common stock and Series C Perpetual Convertible
   Preferred Stock which is contained in our Registration Statement filed with the SEC under Section 12 of the Exchange Act, including any subsequent amendment or report filed for the purpose of updating such description.

   You may request a copy of these filings at no cost, by writing or calling us at the following address:

   Metris Companies Inc.
   10900 Wayzata Boulevard
   Minnetonka, MN 55305
   (952) 525-4860
   Attention: Investor Relations

   You should rely only on the information incorporated by reference or provided in this prospectus and any prospectus supplement. We have not authorized anyone else to provide you with different information.

                             Metris Companies Inc.

   We are an information-based direct marketer and provider of consumer credit products and enhancement services primarily to moderate income consumers and customers of third party clients. Our primary credit products are unsecured and secured credit cards issued by our subsidiary, Direct Merchants Credit Card Bank, National Association. Our existing and prospective credit accountholders include customers for whom general credit bureau information is available and other third party sources, including customer lists and databases. We market our enhancement services, including debt waiver programs, membership clubs, extended service plans and third-party insurance, to our credit card customers and customers of third parties.

   Our principal executive offices are located at 10900 Wayzata Boulevard, Minnetonka, Minnesota 55305, and our telephone number is (952) 525-5020.

                                Use of Proceeds

   Unless we indicate otherwise in the prospectus supplement, we expect to use the net proceeds from the sale of the securities for general corporate purposes. We will describe in a prospectus supplement any specific allocation of the proceeds to a particular purpose that we have made at the date of such prospectus supplement.

                    Ratios of Earnings to Fixed Charges and
            Earnings to Fixed Charges and Preferred Stock Dividends

   The ratios of our earnings to our fixed charges and the ratios of our earnings to our fixed charges and preferred stock dividends for each of the periods indicated are as follows:

                                                                  Six Months
                                       Year Ended December 31,  Ended June 30,
                                       ------------------------ ---------------
                                       1995 1996 1997 1998 1999  1999    2000
                                       ---- ---- ---- ---- ---- ------- -------
Ratios of Earnings to Fixed Charges..  6.88 8.26 5.67 3.86 4.21    4.93    3.99
Ratios of Earnings to Fixed Charges
 and Preferred Stock Dividends.......  6.88 8.26 5.67 3.66 2.50    2.77    2.75

   For these ratios, earnings include income from continuing operations before income taxes, fixed charges and amortization of interest capitalized (but not interest capitalized during the period). Fixed charges include interest expense (including interest capitalized during the period) plus the portion of rents we believe to be representative of the interest factor. Our earnings and fixed charges include the earnings and fixed charges of our company and our subsidiaries on a consolidated basis.

                         Description of Debt Securities

   We will issue the debt securities, consisting of notes, debentures and other evidences of indebtedness, in one or more series. We may issue senior debt securities and/or subordinated debt securities.

   Unless we state otherwise in the applicable prospectus supplement, we will issue the debt securities pursuant to indentures (as applicable, the "senior indenture" or the "subordinated indenture," each an "indenture" and together the "indentures"), in each case between us and U.S. Bank Trust National Association. We have summarized selected provisions of the indentures below. This is a summary and is not complete. It does not describe certain exceptions and qualifications contained in the indentures or the debt securities. If you would like more information on the provisions of the indentures, you should review the form of senior indenture and the form of subordinated indenture, each of which we have incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

   In the summary, we have included references to article and section numbers of the applicable indenture so that you can easily locate the provisions we describe. Capitalized terms used in the summary have the meanings specified in the applicable indenture.

Senior Debt Securities

 General

   The senior debt securities will be unsecured, will rank equally in right of payment with all of our other senior unsecured indebtedness and will be unconditionally guaranteed by certain of our subsidiaries. This means that the senior debt securities will rank senior in right of payment to all of our subordinated indebtedness, including any subordinated debt securities that we may issue in the future, but in effect will rank junior to all of our secured indebtedness and the obligations of our subsidiaries that are not guarantors. The senior indenture does not limit the amount of senior debt securities that we may issue.

   The senior indenture permits us to issue senior debt securities in one or more series. Each series of senior debt securities may have different terms. The terms of any series of senior debt securities will be set forth in, or determined in accordance with, a resolution of our board of directors or in a supplement to the indenture relating to that series. (Section 2.02) Reference is made to the applicable prospectus supplement for information with respect to any covenants described below that are applicable to the senior debt securities of a series and with respect to deletions from, modifications of or additions to the Events of Default.

   A supplement to this prospectus will describe specific terms relating to the senior debt securities being offered. These terms will include some or all of the following:

 .  the title of the series of senior debt securities;

 .  the total principal amount and authorized denominations;

 .  the maturity date or dates;

 .  the public offering price;

 . the interest rate or rates, if any (which may be fixed or floating), and interest payment dates;

 . the currency or currencies in which payment of the offering price and/or principal and interest may be made;

 .  the manner of payment of principal and interest, if any;

 .  where the senior debt securities may be exchanged or transferred;

 . whether (and if so, when) the senior debt securities can be redeemed by us or the holder;

 . under what circumstances, if any, we will pay additional amounts on the senior debt securities to non-U.S. holders in respect of taxes;

 . whether (and if so, when) the senior debt securities may be converted into or exchanged for other securities;

 .  whether there will be a sinking fund; and

 .  any other terms of the series. (Section 2.02)

   Each series of senior debt securities may be a new issue with no established trading market. Unless otherwise described in the applicable prospectus supplement, we will not list the senior debt securities on any securities exchange. We cannot assure you that there will be a liquid trading market for any series of senior debt securities.

   We may repurchase senior debt securities at any price in the open market or otherwise. Senior debt securities we purchase may, in our discretion, be held or resold, canceled or used to satisfy any sinking fund or redemption requirements.

   Senior debt securities bearing no interest or interest at a rate which, at the time of issuance, is below the prevailing market rate will be sold at a discount below their stated principal amount. The applicable prospectus supplement will describe any special United States federal income tax considerations applicable to any of these discounted senior debt securities (or to certain other senior debt securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes).

   We will also describe in the applicable prospectus supplement any special federal income tax considerations applicable to senior debt securities denominated in a foreign currency or currency unit or in respect of which we may pay the principal, premium and interest, if any in a foreign currency or currency unit.

 Form and Exchange of Senior Debt Securities

   Unless otherwise described in the applicable prospectus supplement, all senior debt securities will be fully registered and will be in either book-entry form or in definitive certificated form.

   Senior debt securities issued in definitive certificated form will be transferable or exchangeable at the agency maintained for such purpose as we may designate from time to time. (Sections 2.04 and 2.07) We may not impose any service charge, other than any required tax or governmental charge, on the transfer or exchange of any senior debt securities. (Section 2.07)

   For more information concerning senior debt securities issued in book-entry form, see "Global Debt Securities."

 Subsidiary Guarantees

   We will cause each of our restricted subsidiaries (which are those subsidiaries that we have not designated as unrestricted subsidiaries in accordance with the senior indenture, such as Direct Merchants Credit Card
Bank), other than subsidiaries that qualify as securitization entities, to guarantee our payment obligations with respect to the senior debt securities on a senior unsecured basis, jointly and severally with any other guarantors. Each subsidiary guarantee will be limited, however, so as to prevent it from constituting a fraudulent conveyance under applicable law. (Section 10.04)

   The senior indenture prohibits each of our guarantors from consolidating or merging with or into any other corporation, person or entity, unless the surviving or successor corporation:

 .  assumes all of the guarantor's obligations under the subsidiary guarantee;

 .  is not in default immediately after consummation of the transaction; and

 . immediately after consummation of the transaction, will have a consolidated net worth equal to or greater than the consolidated net worth of the guarantor immediately preceding the transaction and, at the time of the transaction and after giving pro forma effect thereto, would be permitted to incur at least $1.00 of additional indebtedness pursuant to the restrictions contained in the senior indenture.

   These restrictions do not, however, prohibit any wholly owned restricted subsidiary from consolidating or merging with or into any guarantor, provided the guarantor survives, nor do they prohibit any guarantor from consolidating or merging with or into our company.

   A guarantor will be released of its obligations under its subsidiary guarantee in connection with a sale of all of the assets or capital stock of such guarantor if we apply the net cash proceeds from that sale as required by the restriction on asset sales contained in the senior indenture.

   The senior indenture permits us to designate, from time to time, certain of our subsidiaries as unrestricted subsidiaries. Those unrestricted subsidiaries will not be subject to many of the restrictions contained in the senior indenture and will not guarantee the senior debt securities. This means that in the event of a bankruptcy, liquidation or reorganization of an unrestricted subsidiary, that subsidiary must first pay its own creditors before it can distribute any of its assets to us.

 Consolidation, Merger or Sale of Assets

   The senior indenture prohibits us from consolidating or merging with or into any other corporation, person or entity, or selling or transferring all or substantially all of our property and assets to any other corporation, person or entity unless immediately prior to the transaction we are not in default and the surviving or successor corporation:

 .  is a domestic corporation;

 .  assumes all of our obligations under the senior indenture;

 .  is not in default immediately after consummation of the transaction; and

 . immediately after consummation of the transaction, will have a consolidated net worth equal to or greater than our consolidated net worth immediately preceding the transaction and, at the time of the transaction and after giving pro forma effect thereto, would be permitted to incur at least $1.00 of additional indebtedness pursuant to the restrictions contained in the senior indenture. (Section 5.01)

   These restrictions do not, however, prohibit us from consolidating or merging with any of our wholly owned restricted subsidiaries, provided we are the surviving corporation.

   Under the senior indenture, consummation of one or more securitization transactions will not constitute the sale of all or substantially all of our properties or assets.

   Upon any permitted consolidation, merger, sale or other disposition, we will be discharged from, and the surviving or successor corporation will succeed to, all of our obligations under the senior indenture and the senior debt securities. (Section 5.02)

 Change of Control

   Within 30 days following any change of control, we must make an offer to purchase all senior debt securities then outstanding at a purchase price in cash equal to 101% of the aggregate principal amount, plus accrued and unpaid interest, if any, to the date of purchase. Each holder will then be entitled to tender all or any portion of the senior debt securities owned by him or her pursuant to the offer to purchase. (Section 4.15) The senior indenture defines "change of control" to include, among other things, the acquisition by any person, other than certain permitted holders, of more than 35% of the total voting power of our then outstanding voting stock.

   If a change of control occurs which also constitutes an event of default under our credit facility, the lenders under the credit facility would be entitled to exercise the remedies available to a secured lender under applicable law and pursuant to the terms of the credit facility. Accordingly, any claims of these lenders with respect to our assets will be prior to the claims of the holders of the senior debt securities to the extent of the lenders' security interest in those assets.

 Certain Restrictions

   Unless otherwise indicated in the applicable prospectus supplement, the following provisions will apply to the senior debt securities:

 .  limitations on restricted payments such as dividends or certain investments;

 .  limitations on indebtedness;

 .  limitations on liens;

 .  restrictions regarding asset sales; and

 .  restrictions regarding transactions with affiliates.

   Certain restrictions may terminate in the event that the senior debt securities obtain an investment grade rating. The applicable prospectus supplement will set forth additional information concerning these covenants and restrictions.

 Events of Default

   "Event of Default" means, with respect to any series of senior debt securities, any of the following:

 . failure to pay interest or any liquidated damages that continues for a period of 30 days after payment is due;

 .  failure to make any principal or premium payment when due;

 . failure to comply with certain of the restrictions we refer to under the caption "Certain Restrictions;"

 . failure to comply with any of our other agreements in the senior indenture for 30 days after notice to us of such failure from (1) the trustee or (2) the holders of at least 25% in aggregate principal amount of the outstanding senior debt securities affected by such failure;

 . default under any of our other debt agreements pursuant to which we have borrowed or guaranteed an aggregate principal amount of $5 million or more and which default (1) constitutes a failure to make any principal, premium, if any, or interest payment when due or (2) accelerates the payment of such debt;

 . failure to pay final judgments aggregating in excess of $5 million, which judgments are not paid, discharged or stayed for a period of 60 days;

 .  certain events of bankruptcy, insolvency or reorganization of our company;
   and

 . except as permitted by the senior indenture, certain events resulting in the unenforceability or ineffectiveness of a subsidiary guarantee or the denial or disaffirmance by a guarantor of its obligations under its subsidiary guarantee. (Section 6.01)

   In general, the trustee is required to give notice of a default with respect to a series of senior debt securities to the holders of that series. The trustee may withhold notice of any default (except a default in payment of principal of or interest on any senior debt security) if the trustee determines it is in the best interest of the holders of that series to do so. (Section 7.05)

   An Event of Default for a particular series of senior debt securities does not necessarily constitute an Event of Default for other series of senior debt securities.

   If there is a continuing Event of Default, then the trustee or the holders of at least 25% in principal amount of each outstanding series of senior debt securities affected by the Event of Default (voting as separate classes) may require us to repay the principal and accrued interest on the affected series immediately. In the case of an Event of Default arising from certain events of bankruptcy or insolvency, we will be required to repay the principal and accrued interest on all outstanding senior debt securities without any action by the trustee or any holder. (Section 6.02)

   Subject to certain conditions, the requirement to pay with respect to a series of senior debt securities may be annulled, and past defaults may be waived by the holders of a majority in principal amount of that series. (Section 6.04) A continuing default in payment of principal of, or premium, interest or additional amounts, if any, on the senior debt securities may be waived only by all holders of senior debt securities of that series.

   Prior to an Event of Default, the trustee is required to perform only the specific duties stated in the senior indenture, and after an Event of Default, the trustee must exercise the same degree of care as a prudent individual would exercise or use under the circumstances in the conduct of his or her own affairs. (Section 7.01)

   The trustee may refuse to enforce the senior indenture or the senior debt securities unless it first receives satisfactory security or indemnity. Subject to certain limitations specified in the senior indenture, the holders of a majority in principal amount of the senior debt securities of an affected series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee. (Section 7.02)

 Satisfaction and Discharge of the Senior Indenture

   We may elect either (1) to defease and be discharged from all our obligations with respect to the outstanding senior debt securities of a series

(except as otherwise specified in the senior indenture) or (2) to be released from our obligations with respect to certain covenants relating to that series of senior debt securities, if we deposit with the trustee, in trust, money or the equivalent in securities of the government which issued the currency in which the senior debt securities are denominated sufficient for payment of all principal, premium, if any, interest and any additional amounts on those senior debt securities when due. (Sections 8.02 and 8.03) In either case, holders of those senior debt securities will only be able to look to the trust fund for payment of the principal, premium, if any, interest and any additional amounts on their senior debt securities until maturity.

   As a condition to discharging our obligations as described in the preceding paragraph, we must deliver to the trustee an opinion of counsel confirming that holders of senior debt securities of the relevant series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and discharge and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and discharge had not occurred. That opinion, in the case of an election under clause (1) of the preceding paragraph, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the senior indenture. (Section 8.03)

 Modification of the Senior Indenture

   The senior indenture permits us, with certain exceptions, to change our rights and obligations and the rights of the holders of a series of senior debt securities with the consent of the holders of a majority in aggregate principal amount of the outstanding senior debt securities of that series. But we may not change the terms of payment of principal or interest, the premium, if any, payable upon redemption, or the amount to be paid upon an acceleration of maturity upon an Event of Default, reduce the percentage required for changes to the senior indenture, modify the provisions relating to the ranking or priority of any senior debt security or guarantee in a manner adverse to the holders or reduce the percentage required for a waiver of defaults without the consent of the holder of each senior debt security affected by such change. (Section 9.02)

   In certain circumstances, we may amend the senior indenture without the consent of the holders of outstanding senior debt securities to effect the assumption of our obligations under the senior indenture by a successor corporation, to impose additional restrictions and Events of Default, to correct any mistakes or defects in the senior indenture, to add a guarantor or for other specified purposes. (Section 9.01)

 Reports to Trustee

   We are required to provide the trustee with an officers' certificate each fiscal year stating whether or not, to the knowledge of the certifying officers in the course of performance of their duties as officers, we are in compliance with the requirements of the senior indenture and no default exists and if a default has occurred, identifying the nature of the default of which the officers are aware. (Section 4.08)

 Regarding the Trustee

   We maintain ordinary banking relationships and credit facilities with a number of banks, including the trustee, U.S. Bank Trust National Association.

Subordinated Debt Securities

 General

   The subordinated debt securities will be unsecured and will rank junior in right of payment to all of our senior and secured indebtedness. The subordinated indenture does not limit the amount of subordinated debt securities or other indebtedness that we may issue.

   The subordinated indenture permits us to issue subordinated debt securities in one or more series. Each series of subordinated debt securities may have different terms. The terms of any series of subordinated debt securities will be set forth in (or determined in accordance with) a resolution of our board of directors or in a supplement to the subordinated indenture relating to that series. (Section 3.01)

   A supplement to this prospectus will describe specific terms relating to the subordinated debt securities being offered. These terms will include some or all of the terms described above with respect to the senior debt securities under "Senior Debt Securities--General." (Section 3.01)

   Each series of subordinated debt securities may be a new issue with no established trading market. Unless otherwise described in the applicable prospectus supplement, we will not list the subordinated debt securities on any securities exchange. We cannot assure you that there will be a liquid trading market for any series of subordinated debt securities.

   We may repurchase subordinated debt securities at any price in the open market or otherwise. Subordinated debt securities we purchase may, in our discretion, be held or resold, canceled or used to satisfy any sinking fund or redemption requirements.

   Subordinated debt securities bearing no interest or interest at a rate which, at the time of issuance, is below the prevailing market rate will be sold at a discount below their stated principal amount. The applicable prospectus supplement will describe any special United States federal income tax considerations applicable to any of these discounted subordinated debt securities (or to certain other subordinated debt securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes).

   We will also describe in the applicable prospectus supplement any special federal income tax considerations applicable to subordinated debt securities denominated in a foreign currency or currency unit or in respect of which we may pay the principal, premium and interest, if any in a foreign currency or currency unit.

 Form and Exchange of Subordinated Debt Securities

   Unless otherwise described in a prospectus supplement, all subordinated debt securities will be fully registered and will be in either book-entry form or in definitive certificated form.

   Subordinated debt securities issued in definitive certificated form will be transferable or exchangeable at the agency maintained for such purpose as we may designate from time to time. (Sections 3.05 and 9.02) We may not impose any service charge, other than any required tax or governmental charge, on the transfer or exchange of any subordinated debt securities. (Section 3.05)

   For more information concerning subordinated debt securities issued in book-entry form, see "Global Debt Securities."

 Subordination Under the Subordinated Indenture

   The subordinated debt securities will be subordinated in right of payment to all of our senior indebtedness to the extent provided in the indenture. (Section 12.01) "Senior indebtedness" means:

 . all of our existing and future indebtedness which is for money borrowed or which is created, incurred or assumed in connection with the acquisition of any business, properties or assets, including securities;

 . any third-party indebtedness of the kind described in the preceding clause, the payment for which we are responsible or liable as guarantor or otherwise; and

 . all amendments, renewals, extensions and refundings of the foregoing indebtedness, unless the instrument evidencing or securing that indebtedness provides it does not rank senior to the subordinated debt securities.

The subordinated debt securities will continue to rank junior to our senior indebtedness notwithstanding any amendment, modification or waiver of any term or extension or renewal of the senior indebtedness. Senior indebtedness does not include:

 .  our indebtedness to any of our subsidiaries;

 .  liabilities we incur in the ordinary course of business; and

 . any indebtedness which by its terms is expressly made equal (pari passu) in right of payment with or subordinated by any other subordinated debt. (Section 12.02)

   If we default in the payment of any principal of premium, interest or any additional amounts on any senior indebtedness when due and payable, whether at maturity or on a date fixed for prepayment or declaration or otherwise, or an event of default occurs with respect to any senior indebtedness permitting its holders to accelerate the maturity thereof and we have been given written notice of that event by those holders, then unless and until that default in payment or event of default has been cured or waived or ceases to exist, we may not make, or agree to make, any direct or indirect payments in cash, property or securities, by set-off or otherwise, on account or in respect of our subordinated debt, including the subordinated debt securities. (Section 12.04)

   In addition, in the event of:

 . any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to our company or our property;

 . any proceeding for the liquidation, dissolution or other winding-up of our company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings;

 .  any assignment by us for the benefit of our creditors; or

 .  any other marshaling of our assets;

we must first pay in full (or make provision for such payment) in cash or cash equivalents all of our outstanding senior indebtedness (including interest accruing after the commencement of any proceeding, assignment or marshaling of our assets) before we may make any payment or distribution, whether in cash, securities or other property, on account of subordinated debt. In that case, any payment or distribution which would, but for the subordination provisions, be payable or deliverable in respect of subordinated debt must be paid or delivered indirectly to the holders of senior indebtedness, or to their representative or trustee, in accordance with the priorities then existing among those holders until all senior indebtedness has been paid in full. (Section 12.03) No act or failure to act on our part can prejudice the right of any present or future holder of senior indebtedness to enforce subordination of the subordinated debt. (Section 12.11)

   Our senior indebtedness will not be deemed to have been paid in full unless and until the holders thereof have received cash, securities or other property equal to the amount of the senior indebtedness then outstanding. Upon the payment in full of all senior indebtedness, the holders of subordinated debt, including the subordinated debt securities, will be subrogated to all the rights of the holders of senior indebtedness to receive any further payments or distributions applicable to the senior indebtedness until all subordinated debt has been paid in full, and any payments or distributions received by the holders of subordinated debt, by reason of such subrogation, will, as between us and our creditors (other than the holders of senior indebtedness, on the one hand, and the holders of subordinated debt, on the other), be deemed to be a payment by us on account of senior indebtedness, and not on account of subordinated debt. (Section 12.06)

   We will describe in a prospectus supplement any changes we make to the foregoing subordination provisions prior to the issuance of a particular series of subordinated debt securities.

 Consolidation, Merger or Sale of Assets

   The subordinated indenture prohibits us from consolidating or merging with or into any other corporation, person or entity or selling or transferring all or substantially all of our property and assets to any other corporation, person or entity unless the surviving or successor corporation:

 .  is a domestic corporation;

 .  assumes our obligations under the indenture;

 . is not in default under the subordinated indenture immediately after the consummation of the transaction; and

 . if as a result of the transaction, our property or assets become subject to an encumbrance not permitted by the terms of the subordinated debt securities, takes steps to secure the subordinated debt securities equally and ratably with the other indebtedness secured thereunder. (Section 7.01)

   Upon any permitted consolidation, merger or sale, we will be discharged from, and the surviving or successor corporation will succeed to, all of our obligations under the subordinated indenture and the subordinated debt securities. (Section 7.01)

 Events of Default

   "Event of Default" means, with respect to any series of subordinated debt securities, any of the following:

 . failure to pay interest or any additional amounts that continues for a period of 30 days after payment is due;

 . failure to make any principal, premium or mandatory sinking fund payment when due;

 . failure to comply with any of our other agreements contained in the subordinated indenture or in the subordinated debt securities for 60 days after notice to us of such failure from (1) the trustee or (2) the holders of at least 25% of the outstanding subordinated debt securities affected by such failure;

 . default under any of our other debt agreements pursuant to which we have borrowed an aggregate principal amount of $25 million or more and which default (1) constitutes a failure to make any principal payment when due or
   (2) accelerates the payment of such debt, which acceleration is not remedied, cured or waived; and

 .  certain events of bankruptcy, insolvency or reorganization of our company.
   (Section 5.01)

"Event of Default" specifically excludes a default under any of our secured debt for which the lender has recourse only to the collateral pledged for repayment and where the fair market value of that collateral does not exceed two percent of our total assets (as defined in the subordinated indenture) at the time of default.

   In general, the trustee is required to give notice of a default with respect to a series of subordinated debt securities to the holders of that series. The trustee may withhold notice of any default (except a default in payment of principal of or interest on any subordinated debt security) if the trustee determines it is in the best interest of the holders of that series to do so. (Section 6.05)

   An Event of Default for a particular series of subordinated debt securities does not necessarily constitute an Event of Default for other series of subordinated debt securities.

   If there is a continuing Event of Default, then the trustee or the holders of at least 25% in principal amount of each outstanding series of subordinated debt securities affected by the Event of Default (voting as separate classes) may require us to repay the principal and accrued interest on the affected series immediately. Subject to certain conditions, the requirement to pay with respect to a series of subordinated debt securities may be annulled, and past defaults may be waived by the holders of a majority in principal amount of that series. (Sections 5.02 and 5.07) A continuing default in payment of principal of, or premium, interest or additional amounts, if any, on the subordinated debt securities may be waived only by all holders of subordinated debt securities of the series.

   Prior to an Event of Default, the trustee is required to perform only the specific duties stated in the subordinated indenture, and after an Event of Default, the trustee must exercise the same degree of care as a prudent individual would exercise or use under the circumstances in the conduct of his or her own affairs. (Section 6.01)

   The trustee may refuse to enforce the subordinated indenture or the debt securities unless it first receives satisfactory security or indemnity. Subject to certain limitations specified in the subordinated indenture, the holders of a majority in principal amount of the subordinated debt securities of an affected series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee. (Section 5.08)

 Satisfaction and Discharge of the Subordinated Indenture

   If indicated in the applicable prospectus supplement, we may elect to satisfy or discharge our obligations under the subordinated indenture in the same manner as required by the senior indenture. (Sections 4.03, 4.05 and 4.06) See "Senior Debt Securities--Satisfaction and Discharge of the Senior Indenture.".

   In addition, in order to be discharged, no event or condition can exist that, pursuant to the provisions described under "--Subordination Under the Subordinated Indenture" above, would prevent us from making payments of principal of, and premium and interest, if any, and any additional amounts on the subordinated debt securities.

 Modification of the Subordinated Indenture

   The provisions governing modification of the subordinated indenture are the same as those in the senior indenture as described above under "Senior Debt Securities--Modification of the Senior Indenture." (Section 8.02)

 Reports to Trustee

   Like the senior indenture, the subordinated indenture requires us to provide the trustee with an officers' certificate each fiscal year stating whether or not, to the knowledge of the certifying officers in the course of performance of their duties as officers, we are in compliance with the requirements of the subordinated indenture and no default exists and if a default has occurred, identifying the nature of the default of which the officers are aware. (Section 9.05)

 Regarding the Trustee

   We maintain ordinary banking relationships and credit facilities with a number of banks, including the trustee, U.S. Bank Trust National Association.

Global Debt Securities

   Debt securities issued in book-entry form will be issued in the form of one or more fully registered global securities that will be deposited with DTC, New York, New York or its nominee. This means that we will not issue certificates to each holder. Each global security will be issued to DTC, which will keep a computerized record of its participants (for example, your broker) whose clients have purchased debt securities. Each participant will then keep a record of its clients who purchased the debt securities. Unless it is exchanged in whole or in part for a certificate, a global security may not be transferred; except that DTC, its nominees, and their successors may transfer a global security as a whole to one another.

   Beneficial interests in global securities will be shown on, and transfers of global securities will be made only through, records maintained by DTC and its participants. If you are not a participant in DTC, you may beneficially own debt securities held by DTC only through a participant.

   The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer beneficial interests in a global security.

   DTC has provided us the following information: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

   DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., The American Stock Exchange LLC and the National Association of Securities Dealers, Inc.

   Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

   We will wire principal and interest payments to DTC's nominee. We and the trustee will treat DTC's nominee as the owner of the global securities for all purposes. Accordingly, we, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global securities to owners of beneficial interests in the global securities.

   It is DTC's current practice, upon receipt of any payment of principal or interest, to credit participants' accounts on the payment date according to their respective holdings of beneficial interests in the global securities as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting rights to participants whose accounts are credited with debt securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in the global securities and voting by participants will be governed by standing instructions and customary practices between the participants and owners of beneficial interests, as is the case with debt securities held for the account of customers registered in "street name." But payments will be the responsibility of the participants and not of DTC, the trustee or us.

   So long as DTC or its nominee is the registered owner of a global security, DTC or that nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by that global security for all purposes under the applicable indenture. Except as set forth in the next paragraph, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the debt securities under the applicable indenture. (Section 2.16 of the senior indenture and Section 3.08 of the subordinated indenture)

   We will issue debt securities of any series of senior or subordinated debt then represented by global securities in definitive form in exchange for those global securities if:

 . DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by us within 90 days; or

 . we determine not to require all of the debt securities of a series to be represented by a global security; or

 . in the case of senior debt securities, an event of default under the senior indenture has occurred and is continuing and the registrar has received a request from DTC to issue securities in definitive form.

(Section 2.16 of the senior indenture and section 3.05 of the subordinated indenture)

   If we issue debt securities in definitive form in exchange for a global security, an owner of a beneficial interest in the global security will be entitled to have debt securities equal in principal amount to the beneficial interest registered in its name and will be entitled to physical delivery of those debt securities in definitive form. Unless otherwise described in the applicable prospectus supplement, debt securities issued in definitive form will be issued in denominations of $1,000 and any multiple of $1,000 in excess thereof and will be issued in registered form only, without coupons.

                          Description of Debt Warrants

   We may issue, separately or together with other securities, debt warrants to purchase debt securities. We will issue the debt warrants, if any, under debt warrant agreements to be entered into between us and a bank or trust company, as debt warrant agent, which will be specified in the applicable prospectus supplement. We have summarized selected provisions of the debt warrant agreements below. This is a summary and is not complete. It does not describe certain exceptions and qualifications contained in the debt warrant agreements or the certificates representing the debt warrants. If you would like more information on the provisions of the debt warrant agreements, you should review the form of debt warrant agreement, including the debt warrant certificate, which we have incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

General

   A supplement to this prospectus will describe specific terms relating to the debt warrants being offered. These terms will include some or all of the following:

 . the title, total principal amount and authorized denominations of the series of debt securities purchasable upon exercise of the debt warrants;

 .  the manner in which debt warrants may be exercised;

 . the title and terms of any debt securities with which the debt warrants are issued and the number of debt warrants issued with each debt security;

 . the date, if any, on or after which the debt warrants may be transferred separately from the related debt security;

 . the principal amount of debt securities purchasable upon exercise of each debt warrant and the exercise price;

 . the date on which the right to exercise the debt warrants commences and the expiration date;

 . whether we will issue the debt warrant certificates in registered or bearer form; and

 .  any other terms of the debt warrants.

   Debt warrants may be exercisable for debt securities bearing no interest or interest at a rate which, at the time of issuance, is below the prevailing market rate. Special United States federal income tax considerations applicable to any of these discounted debt securities will be described in the applicable prospectus supplement.

   Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal of, and principal and interest, if any, on those debt securities.

Exercise of Debt Warrants

   Each debt warrant will entitle its holder to purchase for cash the principal amount of debt securities at the exercise price set forth in the applicable prospectus supplement. Commencing on the date the debt warrants become exercisable, holders may exercise their debt warrants at any time up to the close of business on the expiration date, after which time any unexercised debt warrants will become void.

   Upon receipt of the exercise price and the debt warrant certificate properly completed and executed, we will forward to the holder, as soon as practicable, the debt securities purchasable upon such exercise. If less than all the debt warrants represented by a certificate are exercised, we will issue a new debt warrant certificate for the remaining amount of debt warrants.

                Description of Common Stock and Preferred Stock

   We may issue, separately or together with or upon the conversion of or exchange for other securities, shares of our common stock or preferred stock. We have summarized certain rights of holders of our capital stock below. This is a summary and is not complete. It does not describe certain exceptions and qualifications contained in:

 .  our Amended and Restated Certificate of Incorporation, as amended;

 .  our Amended and Restated Bylaws; and

 . in the case of preferred stock, our Amended Certificate of Designation relating to such series of preferred stock.

   If you would like more information on our common stock and preferred stock, you should review the documents described above, each of which we have incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

   Our authorized capital stock consists of:

 . 300,000,000 shares of common stock, par value $.01 per share, of which as of September 25, 2000 approximately 62 million shares were outstanding; and

 . 10,000,000 shares of preferred stock, par value $.01 per share, of which as of September 25, 2000 1,000,000 shares were designated as Series A Junior Participating Preferred Stock, of which no shares were outstanding, 2,400,000 shares were designated as Series B Perpetual Preferred Stock, of which no shares were outstanding, 2,000,000 shares were designated as Series C Perpetual Convertible Preferred Stock, of which 925,458.8 shares were outstanding; and 100,000 shares were designated as Series D Junior Participating Preferred Stock, of which no shares were outstanding.

Common Stock

 General

   Holders of our common stock are entitled to receive dividends on their shares when, as and if declared by our board of directors out of funds legally available for distribution. In the event we liquidate, dissolve or wind up our affairs, holders of common stock are also entitled to receive ratably all of our assets remaining after satisfying the preferences of our creditors and the holders of any outstanding preferred stock.

   Each share of our common stock entitles its holder to one vote in the election of directors and any other matter submitted to a vote of stockholders. Voting rights are not cumulative, with the result that holders of more than 50% of the shares of common stock are entitled to elect all of our directors elected by the common stockholders. Holders of common stock, solely by virtue of their holdings, do not have preemptive rights to subscribe for or purchase any shares of our capital stock which we may issue in the future.

   All of our outstanding shares of common stock have been fully paid and are nonassessable.

Preferred Stock

 General

   Our charter authorizes our board of directors to classify and issue from time to time any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of any series of preferred stock. The applicable prospectus supplement will describe the terms of a particular series of preferred stock as set forth in the Certificate of Designation establishing such series. These terms may include some or all of the following:

 .  title and stated value of the series;

 . whether and in what circumstances the holder is entitled to receive dividends and other distributions;

 . whether (and if so, when) the series can be redeemed by us or the holder or converted by the holder; and

 .  voting and other rights, if any.

   Holders of preferred stock, solely by virtue of their holdings, do not have preemptive rights to subscribe for or purchase any shares of our capital stock which we may issue in the future.

 Liquidation Preference

   Unless otherwise described in the applicable prospectus supplement, in the event we liquidate, dissolve or wind up our affairs, the holders of any series of preferred stock will have preference over the holders of common stock and any other capital stock ranking junior to such series for payment out of our assets in the amount specified in the applicable Certificate of Designation. A sale of all or substantially all of our assets or a consolidation or merger with one or more corporations will not be deemed a liquidation, dissolution or winding up for this purpose.

 Ranking

   Unless otherwise described in the applicable prospectus supplement, any series of preferred stock we issue using this prospectus will rank junior in right of payment to our Series C Perpetual Convertible Preferred Stock.

 Series C Perpetual Convertible Preferred Stock

   We have summarized certain terms of our Series C Perpetual Convertible Preferred Stock below. This is a summary and is not complete. It does not describe certain exceptions and qualifications contained in the Amended Certificate of Designation relating to the Series C Preferred Stock which we have incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

   As of September 25, 2000, 925,458.8 shares of Series C Preferred Stock were outstanding. Additional shares are issued every quarter as a result of the pay-in-kind dividend payable on the Series C Preferred Stock.

   Certain provisions of the Series C Preferred Stock may be deemed to have an anti-takeover effect. Within five days of the occurrence of a change of control (as defined in the Amended Certificate of Designation), we may make an offer to purchase all of the outstanding Series C Preferred Stock for 101% of the Series C Preferential Payment

(as defined in the Amended Certificate of Designation). If we do not make such an offer:

 . each holder of Series C Preferred Stock will receive additional shares of Series C Preferred Stock so that the total number of shares he or she holds equals the Series C Preferential Payment divided by $372.50;

 .  the pay-in-kind dividends will become payable in cash;

 .  the annual dividend rate will increase to 11 1/2%; and

 .  we will become subject to additional covenants restricting our indebtedness.

Furthermore, if we refrain from making such an offer and subsequently violate any of the covenants imposed pursuant to the last bullet above, the dividend rate will increase by an additional 2% to 13 1/2%.

   For so long as the initial purchasers of the Series C Preferred Stock or their affiliates own at least 25% of the originally issued Series C Preferred Stock, or any common stock issued upon conversion thereof, the holders of a majority of the outstanding shares of Series C Preferred Stock will be entitled to elect four of eleven directors of the Board. In addition, with respect to a vote relating to a change of control, liquidation, dissolution or winding up or certain other matters which could result in the acceleration of dividends on the Series C Preferred Stock, holders will be entitled to the number of votes that could be cast by virtue of the shares he or she currently owns, as well as the shares of Series C Preferred Stock he or she would receive as accelerated dividends as a result of such event. The Series C Preferred Stock cannot be redeemed at our option prior to January 1, 2002 and, thereafter, only if certain conditions are satisfied.

                        Description of Depositary Shares

   We may, at our option, elect to have shares of preferred stock be represented by depositary shares. The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement to be entered into between us and a bank or trust company, as preferred stock depositary, as set forth in the applicable prospectus supplement. We have summarized selected provisions of the depositary agreement below. This is a summary and is not complete. It does not describe certain exceptions and qualifications contained in the deposit agreement or the depositary receipts. If you would like more information on the provisions of the deposit agreement, you should review the form of deposit agreement, including the depositary receipt, as well as the Certificate of Designation describing the applicable series of preferred stock, each of which we have incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

General

   Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the preferred stock represented by the depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights.

   The depositary shares will be evidenced by depositary receipts issued in accordance with the deposit agreement, each of which will represent the fractional interest in the number of shares of a particular series of the preferred stock described in the applicable prospectus supplement.

Dividends and Other Distributions

   The preferred stock depositary will distribute all cash dividends or other cash distributions with respect to the series of preferred stock represented by the depositary shares to the record holders of depositary receipts in proportion, to the extent possible, to the number of depositary shares owned by the holders. The depositary, however, will distribute only the amount that can be distributed without attributing to any depositary share a fraction of one cent, and any undistributed balance will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

   If a distribution of property other than cash on the preferred stock occurs, the preferred stock depositary will distribute the property to the record holders of depositary receipts in proportion, to the extent possible, to the number of depositary shares owned by the holders, unless the preferred stock depositary determines, after consultation with us, that it is not feasible to make the distribution, in which case the preferred stock depositary may, with our approval, adopt a method it deems equitable and practicable for the purpose of effecting the distribution, including a public or private sale of the property, and distribution of the net proceeds from the sale to the holders.
   The amount distributed to record holders of depositary receipts in any of the cases described in this section will be reduced by any amount that we or the preferred stock depositary are required to withhold on account of taxes.

Conversion and Exchange

   If any series of preferred stock underlying the depositary shares is subject to provisions relating to its conversion or exchange, as set forth in the applicable prospectus supplement relating to that series, each record holder of depositary receipts will have the right or obligation to convert or exchange the depositary shares represented by the depositary receipts under their terms.

Redemption of Depositary Shares

   If any series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of the preferred stock held by the preferred stock depositary. Whenever we redeem preferred stock from the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of preferred stock that were redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or on a proportionate basis as we may determine.

   After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price upon redemption. Any funds that we deposit with the preferred stock depositary relating to depositary shares which are not redeemed by the holders of the depositary shares will be returned to us after a period of two years from the date the funds are deposited by us.

Voting

   Upon receipt of notice of any meeting at which the holders of any shares of preferred stock underlying the depositary shares are entitled to vote, the preferred stock depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of the depositary receipts on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying the holder's depositary shares. The preferred stock depositary will endeavor, to the extent practicable, to vote the number of shares of preferred stock underlying the depositary shares in accordance with the holder's instructions, and we will take all reasonable action that is deemed necessary by the preferred stock depositary to enable the preferred stock depositary to do so. Unless the preferred stock depositary receives specific written instructions from holders of depositary receipts, it will abstain from voting any of the preferred stock.

Record Date

   Subject to the provisions of the deposit agreement, the preferred stock depositary will fix a record date, which will be the same as the record date for the preferred stock, for the determination of the holders of depositary receipts that are entitled to receive a distribution, exercise voting rights or receive a notice whenever:

 .  any cash dividend or other cash distribution becomes payable;

 .  any distribution other than cash is to be made;

 . any rights, preferences or privileges will be offered relating to the preferred stock;

 . the preferred stock depositary receives notice of any meeting at which holders of preferred stock are entitled to vote or of which holders of preferred stock are entitled to notice; or

 . the preferred stock depositary receives notice of the mandatory conversion of, or any election on our part to call for redemption of, any preferred stock.

Withdrawal of Preferred Stock

   Upon surrender of depositary receipts at the principal office of the preferred stock depositary, upon payment of any unpaid amount due the preferred stock depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced by the depositary receipts is entitled to delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by the depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of shares of preferred stock that are withdrawn will not be entitled to deposit those shares under the deposit agreement or to receive depositary receipts.

Amendment and Termination of the Deposit Agreement

   The deposit agreement will provide that the form of depositary receipt and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. But any amendment which imposes or increases any fees, taxes or other charges payable by the holders of depositary receipts, other than taxes and other governmental charges, fees and other expenses payable by the holders as stated under "Charges of Preferred Stock Depositary," or which otherwise prejudices any substantial existing right of holders of depositary receipts, will not take effect as to outstanding depositary receipts until the expiration of 90 days after notice of the amendment has been mailed to the record holders of outstanding depositary receipts.

   Whenever directed by us to do so, the preferred stock depositary will terminate the deposit agreement by mailing notice of the termination to the record holders of all depositary receipts then outstanding at least 30 days before the date fixed in the notice for the termination. The preferred stock depositary may likewise terminate the deposit agreement if 45 days have expired after the preferred stock depositary has delivered to us a written notice of its election to resign and a successor depositary has not been appointed and accepted its appointment. If any depositary receipts remain outstanding after the date of termination, the preferred stock depositary will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders of depositary receipts, and will not give any further notices, other than notice of the termination, or perform any further acts under the deposit agreement except as provided below and except that the preferred stock depositary will continue to collect dividends and any other distributions on the preferred stock and deliver the preferred stock together with the dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property, without liability for any interest, in exchange for surrendered depositary receipts. At any time after the expiration of two years from the date of termination, the preferred stock depositary may sell the preferred stock then held by it at public or private sales, at any place or places and upon terms as it deems proper, and may hold the net proceeds of any sale, together with any money and other property then held by it, without liability for any interest, for the benefit, on a proportionate basis, of the holders of depositary receipts which have not been surrendered.

Charges of Preferred Stock Depositary

   We will pay all charges of the preferred stock depositary including charges in connection with:

 .  the initial deposit of the preferred stock;

 .  the initial issuance of the depositary receipts;

 . the distribution of information to the holders of depositary receipts regarding matters on which holders of preferred stock are entitled to vote;

 .  withdrawals of the preferred stock by the holders of depositary receipts; or

 .  redemption or conversion of the preferred stock;

except for taxes, including transfer taxes, if any, and other governmental charges and the other charges that are expressly provided in the deposit agreement to be at the expense of holders of depositary receipts or persons depositing preferred stock.

Duties of Preferred Stock Depositary

   The preferred stock depositary will make available for inspection by holders of depositary receipts, at its corporate office and its office in New York City, all reports and communications from us which are delivered to the preferred stock depositary as the holder of preferred stock. Neither we nor the preferred stock depositary will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of the preferred stock depositary under the deposit agreement are limited to performing its duties without negligence or bad faith. Our obligations under the deposit agreement are limited to performing our duties in good faith. Neither we nor the preferred stock depositary are obligated to prosecute or defend any legal proceeding with respect to any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary are entitled to rely upon advice of or information from counsel, accountants or other persons believed to be competent and on documents believed to be genuine.

   The preferred stock depositary may resign at any time or be removed by us, effective upon the acceptance by its successor of its appointment; provided, that if a successor preferred stock depositary has not been appointed or accepted the appointment within 45 days after the preferred stock depositary has delivered a notice of election to resign to us, the preferred stock depositary may terminate the deposit agreement.

                      Description of Common Stock Warrants

   We may issue, separately or together with other securities, common stock warrants to purchase shares of our common stock. We will issue the common stock warrants, if any, under stock warrant agreements to be entered into between us and a bank or trust company, as stock warrant agent, as set forth in the applicable prospectus supplement. We have summarized selected provisions of the stock warrant agreements below. This is a summary and is not complete. It does not describe certain exceptions and qualifications contained in the stock warrant agreements or the certificates representing the common stock warrants. If you would like more information on the provisions of the stock warrant agreements, you should review the form of stock warrant agreement, including the stock warrant certificate, which we have incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

General

   A supplement to this prospectus will describe specific terms relating to the common stock warrants being offered. These terms will include some or all of the following:

 .  the manner in which common stock warrants may be exercised;

 . the number of shares of common stock purchasable upon exercise of each common stock warrant and the exercise price;

 . the date on which the right to exercise the common stock warrants commences and the expiration date;

 . whether (and if so, when) we can call the common stock warrants for redemption; and

 .  any other terms of the common stock warrants.

   Prior to the exercise of their common stock warrants, holders will not have any of the rights of holders of the common stock purchasable upon such exercise and will not be entitled to dividend payments on those shares of common stock.

Exercise of Stock Warrants

   Each common stock warrant will entitle its holder to purchase for cash the number of shares of common stock at the exercise price set forth in the applicable prospectus supplement. Commencing on the date the common stock warrants become exercisable, holders may exercise their common stock warrants at any time up to the close of business on the expiration date, after which time any unexercised common stock warrants will become void.

   Upon receipt of the exercise price and the stock warrant certificate properly completed and executed, we will forward to the holder, as soon as practicable, a certificate representing the number of shares of common stock purchasable upon such exercise. If less than all the common stock warrants represented by a certificate are exercised, we will issue a new stock warrant certificate for the remaining amount of common stock warrants.

Antidilution Provisions

   Unless otherwise described in a prospectus supplement, the exercise price payable and number of shares of common stock purchasable upon exercise of a common stock warrant will be adjusted to prevent the holder's beneficial interest in the common stock from being diluted in the event we:

 . issue a stock dividend to holders of common stock or combine, subdivide or reclassify our common stock;

 . issue rights, warrants or options to all holders of common stock entitling them to purchase shares of our common stock at a price per share less than the current market price per share of common stock; or

 . distribute to holders of common stock any of our assets or evidences of our indebtedness which are not payable out of our capital surplus.

                        Description of Currency Warrants

   We may issue, separately or together with debt securities or debt warrants, currency warrants entitling the holder to receive from us the cash value in U.
S. dollars of the right to purchase (currency call warrants) or sell (currency put warrants) a specified amount of a designated foreign currency. We will issue the currency warrants, if any, under currency warrant agreements to be entered into between us and a bank or trust company, as currency warrant agent, as set forth in the applicable prospectus supplement. We have summarized selected provisions of the currency warrant agreements below. This is a summary and is not complete. It does not describe certain exceptions and qualifications contained in the currency warrant agreements or the certificates representing the currency warrants. If you would like more information on the provisions of the currency warrant agreements, you should review the form of currency warrant agreement, including the global warrant certificates, which we have incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

General

   A supplement to this prospectus will describe specific terms relating to the currency warrants being offered. These terms will include some or all of the following:

 . whether the currency warrants will be currency put warrants or currency call warrants, or both;

 . the formula for determining the cash value in U. S. dollars, if any, of each currency warrant;

 . the manner in which currency warrants may be exercised and the circumstances, if any, in which such exercise will be deemed automatic;

 . the minimum number, if any, of currency warrants which must be exercised at any one time;

 . the date on which the right to exercise the currency warrants commences and the expiration date; and

 .  any other terms of the currency warrants.

The spot exchange rate of the designated foreign currency, upon exercise, as compared to the U. S. dollar, will determine whether the currency warrants have a cash value (cash settlement value) on any given day prior to their expiration.

Form of Currency Warrants

   Unless otherwise described in a prospectus supplement, all currency warrants will be issued in the form of one or more fully registered global certificates that will be deposited with DTC, New York, New York or its nominee. This means that we will not issue certificates to each holder. Each global certificate will be issued to DTC, which will keep a computerized record of its participants (for example, your broker) whose clients have purchased currency warrants. The participant will then keep a record of its clients who purchased the currency warrants. Accordingly, transfers of ownership of any currency warrant may only be effected through a selling holder's broker. For more information on the procedures of DTC, see "Description of Debt Securities--Global Debt Securities" above.

Exercise of Currency Warrants

   Each currency warrant will entitle its holder to receive the cash settlement value on the applicable exercise date. Unless otherwise described in the applicable prospectus supplement, holders may exercise their currency warrants at any time up to 3:00 p.m., New York City time, on the third business day preceding the expiration date, after which time all currency warrants will be deemed automatically exercised on the expiration date.

                              Plan of Distribution

   We may sell securities to underwriters or dealers, through agents, directly to purchasers or through a combination of these methods. Under certain circumstances, we may also repurchase securities (directly or through dealers) and reoffer them to the public in the same manner.

   If stated in the applicable prospectus supplement, we may authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase debt securities pursuant to delayed delivery contracts providing for payment and delivery on a future date.

By Underwriters

   If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price, which may be changed, or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

By Agents

   We may designate dealers, acting as our agents, to offer and sell securities upon certain terms and conditions. Unless otherwise indicated in the prospectus supplement, any agent we designate will act on a best efforts basis for the period of its appointment.


Direct Sales

   We may sell securities directly to the public, without the use of underwriters, dealers or agents.

General Information

   Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act of 1933, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation from us will be described in a supplement to this prospectus.

   We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.

   Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

                                 Legal Matters

   Sidley & Austin, Chicago, Illinois will render an opinion for us as to the validity of the offered securities.

                                    Experts

   Our consolidated financial statements as of December 31, 1999 and 1998 and for each of the years in the three-year period ended December 31, 1999 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

   The expenses in connection with the issuance and distribution of the securities, other than underwriting discounts and agency fees or commissions, are set forth in the following table. All amounts except the Securities and Exchange Commission registration fee are estimated.

     Securities and Exchange Commission registration fee.............. $ 66,000
     The New York Stock Exchange Fee..................................   50,000
     Printing and engraving expenses..................................  100,000
     Accountants' fees and expenses...................................   75,000
     Legal fees and expenses..........................................  175,000
     Fees and expenses of trustee.....................................   40,000
     Rating agency fees...............................................  125,000
     Blue Sky fees and expenses.......................................   15,000
     Miscellaneous....................................................    4,000
                                                                       --------
       Total.......................................................... $650,000
                                                                       ========

Item 15. Indemnification of Directors and Officers.

   Section 145 of the Delaware General Corporation Law ("DGCL") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

   In accordance with the DGCL, the Registrant's Amended and Restated Certificate of Incorporation, as amended (the "Certificate"), contains a provision to limit the personal liability of the directors of the Company for violations of their fiduciary duty. This provision eliminates each director's liability to the Registrant or its stockholders for monetary damages except to the extent provided by the DGCL:

  . for any breach of the director's duty of loyalty to the Registrant or its stockholders;

  . for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  . under section 174 of the DGCL providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions; or

  . for any transaction from which a director derived an improper benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

   The Registrant's Certificate and Amended and Restated Bylaws provide for indemnification of the Registrant's officers and directors to the fullest extent permitted by applicable law. In addition, the Registrant maintains insurance policies which provide coverage for its officers and directors in certain situations where the Registrant cannot directly indemnify such officers or directors.

Item 16. Exhibits.

 Exhibit No.                             Description
 -----------                             -----------
    1.1*     Form of Underwriting Agreement--Debt Securities.

    1.2*     Form of Underwriting Agreement--Equity Securities.

    1.3*     Form of Distribution Agreement.

    3.1 Amended and Restated Certificate of Incorporation of the Company is incorporated herein by reference to Exhibit 3.a to the Registrant's Registration Statement on Form S-1 (File No. 333-
              10831).

    3.2 Certificate of Amendment to the Amended and Restated Certificate of Incorporation is incorporated herein by reference to Exhibit
              3.2 to the Registrant's Registration Statement on Form S-3 (File
              No. 333-82007).

    3.3 Certificate of Amendment to the Amended and Restated Certificate of Incorporation.

    3.4      Amended and Restated Bylaws is incorporated herein by reference to
              Exhibit 3.1 to the Registrant's Form 10-Q for the quarter ended
              June 30, 1999.

    3.5      Amended Certificate of Designation of Series C Convertible
              Preferred Stock is incorporated herein by reference to Exhibit
              3.3 to the Registrant's Registration Statement on Form S-3 (File
              No. 333-82007).

    4.1      Form of Senior Indenture by and between the Registrant and U.S.
              Bank Trust National Association, as Trustee.

    4.2 Form of Subordinated Indenture by and between the Registrant and U.S. Bank Trust National Association, as Trustee.

    4.3*     Form of Senior Debt Security. The form or forms of such Senior
              Debt Securities with respect to each particular offering will be filed as an exhibit subsequently included or incorporated by reference herein.

    4.4*     Form of Subordinated Debt Security. The form or forms of such
              Subordinated Debt Securities with respect to each particular offering will be filed as an exhibit subsequently included or incorporated by reference herein.

    4.5*     Form of Debt Warrant Agreement.

    4.6 Form of certificate for shares of Common Stock is incorporated herein by reference to Exhibit 4.1 to the Registrant's
              Registration Statement on Form S-3/A (File No. 333-60973).

    4.7*     Form of certificate for shares of Preferred Stock. Any Certificate of Designation authorizing the creation of any series of
              Preferred Stock and setting forth the rights, preferences and designations thereof will be filed as an exhibit subsequently included or incorporated by reference herein.

    4.8*     Form of Stock Warrant Agreement.

    4.9*     Form of Deposit Agreement.

    4.10*    Form of Currency Warrant Agreement.


 Exhibit No.                             Description
 -----------                             -----------
     5.1     Opinion of Sidley & Austin.

    12.1 Computation of ratios of earnings to fixed charges is incorporated herein by reference to Exhibit 12(a) to the Registrant's Form 10-
              K for the year ended December 31, 1999.

    12.2 Computation of ratios of earnings to fixed charges and preferred stock dividends is incorporated herein by reference to Exhibit
              12(b) to the Registrant's Form 10-K for the year ended December
              31, 1999.

    12.3 Computation of ratios of earnings to fixed charges for the six months ended June 30, 1999 and 2000.

    12.4 Computation of ratios of earnings to fixed charges and preferred stock dividends for the six months ended June 30, 1999 and 2000.

    23.1     Consent of Sidley & Austin (included in Exhibit 5.1).

    23.2     Consent of KPMG LLP.

    24.1     Powers of Attorney.

    25.1     Form T1- Statement of Eligibility of Trustee under the Senior
              Indenture and the Subordinated Indenture.

--------
* To be filed either by amendment or as an exhibit to an Exchange Act Report and incorporated herein by reference.

Item 17. Undertakings.

   The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

    Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities

    Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the Debt Securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Metris Companies Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Minnetonka, State of Minnesota, on this 29th day of September, 2000.

                                          Metris Companies Inc.

                                                  /s/ Ronald N. Zebeck
                                          By: _________________________________
                                                      Ronald N. Zebeck
                                                Chairman and Chief Executive
                                                          Officer

                               POWER OF ATTORNEY

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

       /s/ Ronald N. Zebeck            Chairman and Chief         September 29, 2000
______________________________________  Executive Officer
           Ronald N. Zebeck

        /s/ Benson K. Woo              Chief Financial Officer    September 29, 2000
______________________________________  (Principal Financial
            Benson K. Woo               Officer)

        /s/ Jean C. Benson             Executive Vice President,  September 29, 2000
______________________________________  Controller (Principal
            Jean C. Benson              Accounting Officer)

                 *                     Director
______________________________________
         Lee R. Anderson, Sr.

                 *                     Director
______________________________________
            C. Hunter Boll

                                       Director
______________________________________
            John A. Cleary

                 *                     Director
______________________________________
          Thomas M. Hagerty

                 *                     Director
______________________________________
           David V. Harkins

              Signature                          Title                   Date
              ---------                          -----                   ----
                                       Director
______________________________________
            Walter M. Hoff

                 *                     Director
______________________________________
            Thomas H. Lee

                 *                     Director
______________________________________
            Derek V. Smith

                 *                     Director
______________________________________
           Edward B. Speno

                 *                     Director
______________________________________
          Frank D. Trestman

      /s/ Lorraine E. Waller                                      September 29, 2000
*By: _________________________________
          Lorraine E. Waller
           Attorney-in-fact

                                 EXHIBIT INDEX

 Exhibit No.                             Description
 -----------                             -----------
    1.1*     Form of Underwriting Agreement--Debt Securities.

    1.2*     Form of Underwriting Agreement--Equity Securities.

    1.3*     Form of Distribution Agreement.

    3.1 Amended and Restated Certificate of Incorporation of the Company is incorporated herein by reference to Exhibit 3.a to the Registrant's Registration Statement on Form S-1 (File No. 333-
              10831).

    3.2 Certificate of Amendment to the Amended and Restated Certificate of Incorporation is incorporated herein by reference to Exhibit
              3.2 to the Registrant's Registration Statement on Form S-3 (File
              No. 333-82007).

    3.3 Certificate of Amendment to the Amended and Restated Certificate of Incorporation.

    3.4      Amended and Restated Bylaws is incorporated herein by reference to
              Exhibit 3.1 to the Registrant's Form 10-Q for the quarter ended
              June 30, 1999.

    3.5      Amended Certificate of Designation of Series C Convertible
              Preferred Stock is incorporated herein by reference to Exhibit
              3.3 to the Registrant's Registration Statement on Form S-3 (File
              No. 333-82007).

    4.1      Form of Senior Indenture by and between the Registrant and U.S.
              Bank Trust National Association, as Trustee.

    4.2 Form of Subordinated Indenture by and between the Registrant and U.S. Bank Trust National Association, as Trustee.

    4.3*     Form of Senior Debt Security. The form or forms of such Senior
              Debt Securities with respect to each particular offering will be filed as an exhibit subsequently included or incorporated by reference herein.

    4.4*     Form of Subordinated Debt Security. The form or forms of such
              Subordinated Debt Securities with respect to each particular offering will be filed as an exhibit subsequently included or incorporated by reference herein.

    4.5*     Form of Debt Warrant Agreement.

    4.6 Form of certificate for shares of Common Stock is incorporated herein by reference to Exhibit 4.1 to the Registrant's
              Registration Statement on Form S-3/A (File No. 333-60973).

    4.7*     Form of certificate for shares of Preferred Stock. Any Certificate of Designation authorizing the creation of any series of
              Preferred Stock and setting forth the rights, preferences and designations thereof will be filed as an exhibit subsequently included or incorporated by reference herein.

    4.8*     Form of Stock Warrant Agreement.

    4.9*     Form of Deposit Agreement.

    4.10*    Form of Currency Warrant Agreement.

    5.1      Opinion of Sidley & Austin.

   12.1      Computation of ratios of earnings to fixed charges is incorporated herein by reference to Exhibit 12(a) to the Registrant's Form 10-
              K for the year ended December 31, 1999.


 Exhibit No.                            Description
 -----------                            -----------
    12.2     Computation of ratios of earnings to fixed charges and preferred stock dividends is incorporated herein by reference to Exhibit
              12(b) to the Registrant's Form 10-K for the year ended December
              31, 1999.

    12.3 Computation of ratios of earnings to fixed charges for the six months ended June 30, 1999 and 2000.

    12.4 Computation of ratios of earnings to fixed charges and preferred stock dividends for the six months ended June 30, 1999 and 2000.

    23.1     Consent of Sidley & Austin (included in Exhibit 5.1).

    23.2     Consent of KPMG LLP.

    24.1     Powers of Attorney.

    25.1     Form T1- Statement of Eligibility of Trustee under the Senior
              Indenture and the Subordinated Indenture.

--------
* To be filed either by amendment or as an exhibit to an Exchange Act Report and incorporated herein by reference.